Exhibit to Item 77C

On May 28, 2009, the Trust held a Special Meeting of
Shareholders to elect Laird Landmann, Peter McMillan and
Robert G. Rooney to serve as Trustees of the Trust.
Shareholders of record on April 17, 2009 were entitled to vote on the proposals. The proposal was approved by shareholders of the Metropolitan West Ultra Short Bond
Fund, Metropolitan West Low Duration Bond Fund,
Metropolitan West Intermediate Bond Fund, Metropolitan West
Total Return Bond Fund, Metropolitan West High Yield Bond
Fund, Metropolitan West Strategic Income Fund and
Metropolitan West AlphaTrak 500 Fund.  In addition to
Messrs. Landmann, McMillan and Rooney, Andrew Tarica, Scott
B. Dubchansky, Martin Luther King, III, Daniel D.
Villanueva and Ronald J. Consiglio are currently Trustees of the Trust. The following votes were recorded:



                       ELECTION OF LAIRD LANDMANN
                                                              % OF
                                                             SHARES
FUNDS                                DOLLARS VOTED           PRESENT

Ultra Short      Affirmative         $39,591,044.89           97.86%
Bond Fund        Withheld            $866,452.41               2.14%

Low Duration     Affirmative         $786,825,187.78          96.07%
Bond Fund        Withheld            $32,156,321.63            3.93%

Intermediate     Affirmative         $109,852,270.11         100.00%
Bond Fund        Withheld            $0.00                     0.0%

Total Return     Affirmative         $3,828,875,156.89        95.73%
Bond Fund        Withheld            $170,864,315.84           4.27%

High Yield       Affirmative         $65,680,796.99           97.74%
Bond Fund        Withheld            $1,516,319.70             2.26%

Strategic        Affirmative         $14,311,382.92           97.17%
Income Fund      Withheld            $417,076.32               2.83%

AlphaTrak        Affirmative         $15,026,439.59          100.00%
500 Fund         Withheld            $0.00                      0.0%



                   ELECTION OF PETER MCMILLAN
                                                              % OF
                                                             SHARES
FUNDS                                DOLLARS VOTED           PRESENT

Ultra Short      Affirmative         $39,410,069.51           97.41%
Bond Fund        Withheld            $1,047,427.79             2.59%

Low Duration     Affirmative         $791,538,500.40          96.65%
Bond Fund        Withheld            $27,443,009.01            3.35%

Intermediate     Affirmative         $109,852,270.11         100.00%
Bond Fund        Withheld            $0.00                      0.0%

Total Return     Affirmative         $3,956,897,454.80        98.93%
Bond Fund        Withheld            $42,842,017.93            1.07%

High Yield       Affirmative         $66,072,221.07           98.33%
Bond Fund        Withheld            $1,124,895.62             1.67%

Strategic        Affirmative         $14,311,382.92           97.17%
Income Fund      Withheld            $417,076.32               2.83%

AlphaTrak        Affirmative         $15,026,439.59          100.00%
500 Fund         Withheld            $0.00                      0.0%



                  ELECTION OF ROBERT G. ROONEY
                                                              % OF
                                                             SHARES
FUNDS                                DOLLARS VOTED           PRESENT

Ultra Short      Affirmative          $39,410,069.51          97.41%
Bond Fund        Against              $1,047,427.79            2.59%

Low Duration     Affirmative          $791,432,493.54         96.64%
Bond Fund        Against              $27,549,015.87           3.36%

Intermediate     Affirmative          $109,852,270.11        100.00%
Bond Fund        Against              $0.00                     0.0%

Total Return     Affirmative          $3,951,090,217.04       98.78%
Bond Fund        Against              $48,649,255.69           1.22%

High Yield       Affirmative          $66,014,933.59          98.24%
Bond Fund        Against              $1,182,183.10            1.76%

Strategic        Affirmative          $14,311,382.92          97.17%
Income Fund      Against              $417,076.32              2.83%

AlphaTrak        Affirmative          $15,026,439.59         100.00%
500 Fund         Against              $0.00                     0.0%